Exhibit 4.1
AMERICAN EXPRESS ISSUANCE TRUST
AMENDMENT TO
INDENTURE SUPPLEMENTS
     AMENDMENT, dated as of February 11, 2009 (this “Amendment”), to the Supplements (as hereinafter described) to the Amended and Restated Indenture, dated as of November 1, 2007 (as amended and restated, the “Indenture”), between American Express Issuance Trust, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”) and as the initial Securities Intermediary.
RECITALS
     WHEREAS, the Issuer and the Indenture Trustee have previously entered into (i) the Series 2007-1 Indenture Supplement, dated as of November 1, 2007 (the “Series 2007-1 Supplement”), and (ii) the Series 2007-2 Indenture Supplement, dated as of November 1, 2007 (the “Series 2007-2 Supplement” and, together with the Series 2007-1 Supplement, the “Supplements”)
     WHEREAS, pursuant to Section 10.01 of the Indenture, the Issuer has delivered to the Indenture Trustee and to Wilmington Trust Company (the “Owner Trustee”) an Officer’s Certificate to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.
     WHEREAS, the Issuer and the Indenture Trustee have satisfied all conditions precedent contained in the Indenture to entering into this Amendment and this Amendment is authorized and permitted under the Indenture.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Supplements or the Indenture, as the case may be.

ARTICLE II
AMENDMENTS TO SUPPLEMENTS
     SECTION 2.01. Amendment to Section 7.04(a).
     (a) The reference made to “Exhibit B” in Section 7.04(a) of the 2007-1 Supplement shall be deleted and replaced with “Exhibit B-1”.
     (b) The reference made to “Exhibit B” in Section 7.04(a) of the 2007-2 Supplement shall be deleted and replaced with “Exhibit B-1”.
     SECTION 2.02. Amendment to Exhibits. Each Supplement shall be amended by deleting Exhibit B-1 thereto and inserting in its place Exhibit B-1, which shall be in the form attached as Exhibit B-1 to this Amendment.
ARTICLE III
MISCELLANEOUS
     SECTION 3.01. Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.
     SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
     SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of January 1, 2009 upon receipt by the Indenture Trustee and the Owner Trustee of the following:
     (a) written confirmation from each Note Rating Agency to the effect that the terms of this Amendment will not cause a Ratings Effect;
     (b) an Officer’s Certificate from the Issuer to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;
     (c) an Issuer Tax Opinion; and
     (d) counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:

Name: Eric E. Overcash
Title: Financial Services Officer

THE BANK OF NEW YORK MELLON,
as Indenture Trustee and Securities Intermediary

By:

Name: Catherine L. Cerilles
Title: Vice President
[Amendment to Indenture Supplements]

EXHIBIT B-1
FORM OF MONTHLY NOTEHOLDERS’ STATEMENT
AMERICAN EXPRESS ISSUANCE TRUST
SERIES 200[_]-[_]
     Pursuant to (i) the Amended and Restated Indenture, dated as of November 1, 2007 (hereinafter as such agreement may be from time to time, amended or otherwise modified, the “Indenture”), between American Express Issuance Trust (the “Issuer” or the “Trust”), and The Bank of New York, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement, dated as of [___], 200[_] (the “Indenture Supplement”), between the Issuer and the Indenture Trustee and (ii) the Amended and Restated Transfer and Servicing Agreement, dated as of November 1, 2007 (hereinafter as such agreement may be from time to time, amended or otherwise modified, the “Transfer and Servicing Agreement”), among American Express Receivables Financing Corporation V LLC, as transferor, American Express Travel Related Services Company, Inc., as servicer and administrator (“TRS” or the “Servicer”), the Issuer and the Indenture Trustee, TRS as Servicer is required to prepare certain information each month regarding current payments to the Series 200[_]-[_] Noteholders and the performance of the Trust during the previous monthly period. The information which is required to be prepared with respect to the Payment Date of [___], and with respect to the performance of the Trust is set forth below. Certain of the information is presented on the basis of an Outstanding Dollar Principal Amount of $1,000 per Series 200[_]-[_] Note (a “Note”). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Indenture, the Indenture Supplement and the Transfer and Servicing Agreement.

A)	Information regarding payments in respect of the Class A Notes per $1,000 Outstanding Dollar Principal Amount

	(1)	The total amount of the payment in respect of the Class A Notes	$

	(2)	The amount of the payment set forth in paragraph (1) above in respect of Class A Monthly Interest	$

	(3)	The amount of the payment set forth in paragraph (1) above in respect of Class A Monthly Interest previously due but not distributed on a prior Payment Date	$

	(4)	The amount of the payment set forth in paragraph (1) above in respect of Class A Additional Interest	$

B-1-1

	(5)	The amount of the payment set forth in paragraph (1) above in respect of Class A Additional Interest previously due but not distributed on a prior Payment Date	$

	(6)	The amount of the payment set forth in paragraph (1) above in respect of principal of the Class A Notes	$

B)	Information regarding payments in respect of the Class B Notes, per $1,000 Outstanding Dollar Principal Amount

	(1)	The total amount of the payment in respect of the Class B Notes	$

	(2)	The amount of the payment set forth in paragraph (1) above in respect of Class B Monthly Interest	$

	(3)	The amount of the payment set forth in paragraph (1) above in respect of Class B Monthly Interest previously due but not distributed on a prior Payment Date	$

	(4)	The amount of the payment set forth in paragraph (1) above in respect of Class B Additional Interest	$

	(5)	The amount of the payment set forth in paragraph (1) above in respect of Class B Additional Interest previously due but not distributed on a prior Payment Date	$

	(6)	The amount of the payment set forth in paragraph (1) above in respect of principal of the Class B Notes	$

C)	Information regarding payments in respect of the Class C Notes, per $1,000 Outstanding Dollar Principal Amount

	(1)	The total amount of the payment in respect of Class C Notes	$

	(2)	The amount of the payment set forth in paragraph (1) above in respect of Class C Monthly Interest	$

B-1-2

(3)	The amount of the payment set forth in paragraph (1) above in respect of Class C Monthly Interest previously due but not distributed on a prior Payment Date	$

(4)	The amount of the payment set forth in paragraph (1) above in respect of Class C Additional Interest	$

(5)	The amount of the payment set forth in paragraph (1) above in respect of Class C Additional Interest previously due but not distributed on a prior Payment Date	$

(6)	The amount of the payment set forth in paragraph (1) above in respect of principal of the Class C Notes	$

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer
By:
Name:
Title:

B-1-3

FORM OF MONTHLY SERVICER STATEMENT
AMERICAN EXPRESS ISSUANCE TRUST

Monthly Period:	[_]/[_]/[_] to [_]/[_]/[_]
Record Date:	[_]/[_]/[_]
Payment Date:	[_]/[_]/[_]

TRUST ACTIVITY	TRUST TOTALS
1. Number of days in Monthly Period	[_]
2. Beginning of Monthly Period Number of Accounts	[_]
3. Beginning of Monthly Period Principal Receivables, including any additions or removals during the Monthly Period	$[_]
3a. Addition of Principal Receivables	$[_]
3b. Removal of Principal Receivables	$[_]
4. Beginning of Monthly Period Invested Amount of Collateral Certificates	$[_]
5. Beginning of Monthly Period Excess Funding Amount	$[_]
6a. Beginning of Monthly Period Required Pool Balance	$[_]
6b. Beginning of Monthly Period Pool Balance	$[_]
7. Beginning of Monthly Period Available Overconcentration Account Amount	$[_]
8. New Principal Receivables	$[_]
9. Principal Collections	$[_]
10. Gross Default Amount	$[_]
11. End of Monthly Period Principal Receivables	$[_]
12. End of Monthly Period Invested Amount of Collateral Certificates	$[_]
13. End of Monthly Period Excess Funding Account Amount	$[_]
14. End of Monthly Period Pool Balance	$[_]
15. End of Monthly Period Required Pool Balance	$[_]
16. End of Monthly Period Available Overconcentration Account Amount	$[_]
17. Required Overconcentration Account Amount	$[_]
18. End of Monthly Period Number of Accounts	[_]

B-1-4

TRUST PERFORMANCE
1. Principal Collections	$[_]
2. Principal Payment Rate	[_]%
3. Net Default Amount	$[_]
4. Annualized Net Default Rate	[_]%
5. Finance Charge Collections	$[_]
6. Trust Portfolio Yield (Net of Defaults)	[_]%
7. Delinquencies
31-60 Days Delinquent	$[_]
61-90 Days Delinquent	$[_]
90+ Days Delinquent	$[_]
Total 30+ Days Delinquent	$[_]

TRANSFEROR AMOUNT
1. Beginning of Monthly Period Pool Balance	$[_]
2. Beginning of Monthly Period Nominal Liquidation Amount	$[_]
3. Beginning of Monthly Period Transferor Amount	$[_]
4. End of Monthly Period Pool Balance	$[_]
5. End of Monthly Period Nominal Liquidation Amount	$[_]
6. End of Monthly Period Transferor Amount	$[_]
7. End of Monthly Period Required Transferor Amount	$[_]
AMERICAN EXPRESS ISSUANCE TRUST
SERIES 200[_]-[_]

SERIES 200[_]-[_] NOMINAL LIQUIDATION AMOUNT
1. Beginning of Monthly Period Series 200[_]-[_] Nominal Liquidation Amount	$[_]
2. Reimbursement of previous reductions in the Series 200[_]-[_] Nominal Liquidation Amount	$[_]
3. Investor Charge-Offs	$[_]
4. Reallocated Principal Collections	$[_]

B-1-5

SERIES 200[_]-[_] NOMINAL LIQUIDATION AMOUNT
5. Principal Funding Account Balance	$[_]
6. Payments of principal of the Series 200[_]-[_] Notes	$[_]
7. End of Monthly Period Series 200[_]-[_] Nominal Liquidation Amount	$[_]

REALLOCATION GROUP A ALLOCATIONS	Trust Totals	Group Totals
1. Nominal Liquidation Amount		$[_]
2. Finance Charge Collections	$[_]	$[_]
3. Interest		$[_]
4. Net Default Amount		$[_]
5. Servicing Fee paid to the servicer		$[_]
6. Additional Amounts		$[_]

SERIES 200[_]-[_] ALLOCATIONS
1. Reallocation Group	[A]
2. Shared Excess Available Finance Charge Collections Group	[A]
3. Shared Excess Available Principal Collections Group	[A]
4. Principal Funding Account Balance	$[_]
5. Series 200[_]-[_] Floating Allocation Percentage	[_]%
6. Series 200[_]-[_] Finance Charge Collections	$[_]
7. Series 200[_]-[_] Reallocation Group A Finance Charge Collections	$[_]
8. Net Investment Proceeds from Principal Funding Account	$[_]
9. Amounts withdrawn from the Accumulation Reserve Account	$[_]
10. Series 200[_]-[_] Available Finance Charge Collections	$[_]
11. Series 200[_]-[_] Allocation of Shared Excess Available Finance Charge Collections	$[_]
12. Series 200[_]-[_] LIBOR Determination Date	[_]
13. Series 200[_]-[_] Monthly Interest ([Date] to [Date])	$[_]
14. Series 200[_]-[_] Servicing Fee paid to the servicer	$[_]
15. Series 200[_]-[_] Default Amount	$[_]
16. Series 200[_]-[_] Principal Allocation Percentage	[_]%
17. Series 200[_]-[_] Allocation of Principal Collections	$[_]

B-1-6

SERIES 200[_]-[_] ALLOCATIONS
18. Series 200[_]-[_] Allocation of Shared Excess Available Principal Charge Collections	$[_]
19. Series 200[_]-[_] Allocation of amounts withdrawn from the Overconcentration Account	$[_]

APPLICATION OF SERIES 200[_]-[_] AVAILABLE FINANCE CHARGE
COLLECTIONS
1. Series 200[_]-[_] Available Finance Charge Collections	$[_]
2. Class A Notes ($[_])
a. Class A Monthly Interest (Note Interest Rate: [_]%)	$[_]
b. Class A Outstanding Monthly Interest	$[_]
c. Class A Additional Interest	$[_]
d. Class A Outstanding Additional Interest	$[_]
3. Class B Notes ($[_])
a. Class B Monthly Interest (Note Interest Rate: [_]%)	$[_]
b. Class B Outstanding Monthly Interest	$[_]
c. Class B Additional Interest	$[_]
d. Class B Outstanding Additional Interest	$[_]
4. Class C Notes ($[_])
a. Class C Monthly Interest (Note Interest Rate: [_]%)	$[_]
b. Class C Outstanding Monthly Interest	$[_]
c. Class C Additional Interest	$[_]
d. Class C Outstanding Additional Interest	$[_]
5. Series 200[_]-[_] Servicing Fee paid to servicer	$[_]
6. Amount equal to Series 200[_]-[_] Default Amount treated as Series 200[_]-[_] Available Principal Collections	$[_]
7. Amount equal to unreimbursed reductions in the Series 200[_]-[_] Nominal Liquidation Amount treated as Series 200[_]-[_] Available Principal Collections	$[_]
8. Deposited to Accumulation Reserve Account	$[_]
9. Deposited to Class C Reserve Account	$[_]
10. In the event of default and acceleration, amount up to the outstanding dollar principal amount of the Series 200[_]-[_] notes treated as Series 200[_]-[_] Available Principal Collections	$[_]

B-1-7

APPLICATION OF SERIES 200[_]-[_] AVAILABLE FINANCE CHARGE
COLLECTIONS
11. Remaining amount treated as Shared Excess Available Finance Charge Collections available for allocation to other series in Shared Excess Available Finance Charge Collections Group A	$[_]
12. Remaining amount paid to the holder of the Transferor Interest	$[_]

APPLICATION OF SHARED EXCESS AVAILABLE FINANCE CHARGE
COLLECTIONS ALLOCATED TO SERIES 200[_]-[_]
1. Shared Excess Available Finance Charge Collections	$[_]
2. Applied to fund Class A Monthly Interest and Class A Additional Interest and any past due Class A Monthly Interest and Class A Additional Interest	$[_]
3. Applied to fund Class B Monthly Interest and Class B Additional Interest and any past due Class B Monthly Interest and Class B Additional Interest	$[_]
4. Applied to fund Class C Monthly Interest and Class C Additional Interest and any past due Class C Monthly Interest and Class C Additional Interest	$[_]
5. Applied to unpaid Series 200[_]-[_] Servicing Fee	$[_]
6. Amount equal to Series 200[_]-[_] Default Amount treated as Series 200[_]-[_] Available Principal Collections	$[_]
7. Amount equal to unreimbursed reductions in the Series 200[_]-[_] Nominal Liquidation Amount treated as Series 200[_]-[_] Available Principal Collections	$[_]
8. Deposited to the Accumulation Reserve Account	$[_]
9. Deposited to the Class C Reserve Account	$[_]
10. In the event of default and acceleration, amount up to the outstanding dollar principal amount of the Series 200[_]-[_] Notes treated as Series 200[_]-[_] Available Principal Collections	$[_]
11. Remaining amount treated as Shared Excess Available Finance Charge Collections available to cover Series Available Finance Charge Collections Shortfalls	$[_]
12. Remaining amount paid to the holder of the Transferor Interest	$[_]

PRINCIPAL COLLECTIONS
1. Series 200[_]-[_] Principal Allocation Percentage	[_]%
2. Series 200[_]-[_] Principal Collections	$[_]

B-1-8

PRINCIPAL COLLECTIONS
3. Reallocated Principal Collections required to pay shortfalls in interest on the Class A Notes or the Class B Notes or shortfalls in the Series 200[_]-[_] Servicing Fee and past due amounts thereon	$[_]
4. Item 2 minus Item 3	$[_]
5. Other amounts treated as Series 200[_]-[_] Available Principal Collections	$[_]
6. Series 200[_]-[_] Available Principal Collections (total of items 4 and 5)	$[_]

APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING
PERIOD
1. Treated as Shared Excess Available Principal Collections	$[_]

APPLICATION OF PRINCIPAL COLLECTIONS DURING CONTROLLED
ACCUMULATION PERIOD
1. Principal Funding Account	[NA]
2. Treated as Shared Excess Available Principal Collections	[NA]

APPLICATION OF PRINCIPAL COLLECTIONS DURING EARLY AMORTIZATION
PERIOD
1. Class A Noteholders	[NA]
2. Class B Noteholders	[NA]
3. Class C Noteholders	[NA]
4. Treated as Shared Excess Available Principal Collections	[NA]

APPLICATION OF SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS
ALLOCATED TO SERIES 200[_]-[_]
1. Series 200[_]-[_] Available Principal Collections Shortfall	$[_]
2. Shared Excess Available Principal Collections	$[_]
3. During the Controlled Accumulation Period:
3a. Amount deposited in the Principal Funding Account	$[_]

B-1-9

APPLICATION OF SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS
ALLOCATED TO SERIES 200[_]-[_]
4. During the Early Amortization Period:
4a. Paid to the Class A Noteholders	$[_]
4b. Paid to the Class B Noteholders	$[_]
4c. Paid to the Class C Noteholders	$[_]

SERIES 200[_]-[_] PRINCIPAL FUNDING, ACCUMULATION, CLASS C RESERVE
ACCOUNT
1. Principal Funding Account
Opening Balance	$[_]
Additions	$[_]
Withdrawals	$[_]
Ending Balance	$[_]
2. Investment Proceeds on Principal Funding Account	$[_]
3. Accumulation Reserve Account Amount
Opening Balance	$[_]
Additions	$[_]
Withdrawals	$[_]
Ending Balance	$[_]
4. Accumulation Reserve Account target amount	$[_]
5. Class C Reserve Account Amount
Opening Balance	$[_]
Additions	$[_]
Withdrawals	$[_]
Ending Balance	$[_]
6. Class C Reserve Account target amount	$[_]

PORTFOLIO PERFORMANCE DATA
1. Series 200[_]-[_] Portfolio Yield
Current Monthly Period	[_]%
Prior Monthly Period	[_]%
Second Prior Monthly Period	[_]%

B-1-10

PORTFOLIO PERFORMANCE DATA
2. Series 200[_]-[_] Quarterly Portfolio Yield	[_]%
3. Series 200[_]-[_] Base Rate
Current Monthly Period	[_]%
Prior Monthly Period	[_]%
Second Prior Monthly Period	[_]%
4. Series 200[_]-[_] Quarterly Base Rate	[_]%
5. Series 200[_]-[_] Excess Spread Percentage
Current Monthly Period	[_]%
Prior Monthly Period	[_]%
Second Prior Monthly Period	[_]%
6. Series 200[_]-[_] Quarterly Excess Spread Percentage	[_]%
Is the Quarterly Excess Spread Percentage greater than the Required Excess Spread Percentage?	[YES]
7. Principal Payment Rate
Current Monthly Period	[_]%
Prior Monthly Period	[_]%
Second Prior Monthly Period	[_]%
8. Quarterly Principal Payment Rate	[_]%
Is the Quarterly Principal Payment Rate greater than 60%?	[YES]

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer
By:
Name:
Title:

B-1-11